Equity Risk Premia An Alternative Approach to Equity Market Beta December 31, 2015 Free Writing Prospectus Filed pursuant to Rule 433 Registration Statement No. 333 - 206013 Dated: January 14, 2016

Page 2 Motivation — Investors are increasingly aware of the need to diversify away from traditional assets — Traditional portfolios of equities and bonds can be dominated by equity risk in times of market stress — Alternative investments have become a step toward the solution — Allocation to alternatives can be diversifying, but may require a significant cost to access — However, even the “Yale Model” of seeking diversification through allocation to alternative investments – hedge funds, private equity funds, commodities and real estate – proved ineffective during the most recent financial crisis — Is true diversification fundamentally unachievable? — Gradually, a new paradigm may be emerging – diversification through investment in risk factors, or risk “ premia ” — Old ideas, applied in new ways — Capturing liquid, uncorrelated sources of return — Simple, logical and well documented strategies — Portfolios constructed to maximize diversification benefits

Page 3 What Do We Mean By Risk Premia? — A premium generated for taking a certain type of risk — Persistent source of potential return that can be accessed systematically, also referred to as a risk factor or alternative beta — Some risk factors represent simple exposure to the excess return of an asset class, such as the equity risk premium or the credit risk premium — Others represent systematic investment in assets with certain characteristics or trading of related instruments to capture relative value: — Equity investment strategies such as value, size and momentum — Convertible arbitrage and merger arbitrage strategies — Implied/realized volatility strategies — Also present beyond the equity space, in strategies such as FX carry and rates term structure carry — Most well - known risk factors have been analyzed extensively in academic and practitioner literature

Page 4 The Investment Universe Market Risk, Alternative Beta and Alpha — The investment universe can be divided into three categories: — Pure alpha is what is left after market risk and alternative beta are accounted for — A valuable manager is one who can provide alpha over and above the various beta premiums — A valuable manager should be able to offer market timing expertise — A high management fee is justifiable for a valuable manager providing pure alpha, while efficient capture of market risk and alternative beta can be achieved without involving managers — The primary focus of DB’s approach is efficient alternative beta captured in a cost - effective way Alpha Alternative Beta Market Risk – “Beta” + +

Page 5 Identifying Risk Factors — When identifying risk factors for investment, it is important that they meet several criteria: — Explainable: risk factors should have a strong basis for existence — Persistent: there must be a rationale for the persistence of the risk factor — Attractive risk/return: it is important for risk factors to have attractive return characteristics in isolation — Unique: in the portfolio framework it is important to find uncorrelated sources of return – risk factors should exhibit low correlations to traditional market betas and to other risk factors being considered for investment — Accessible: risk factors must be accessible at a level of cost that is sufficiently low to avoid dilution of the return — The explanations for why a premium exists can generally be placed into one of the following: — Risk - Based : The premium is a compensation for taking on a systematic risk — Behavioral : The premium occurs due to persistent behavior of investors in the market place — Structural : The premium results from industry structure, constraints or targets — Often more than one of the categories apply to any one risk factor, and sometimes all three categories are applicable

— The key to efficient risk factor implementation is taking a disciplined and systematic approach – skill lies in designing strategies that are simple and robust — Our approach is to isolate factors that meet the following criteria: — Fully transparent: strategies are fully systematic and work within well - defined rules — Liquid: strategies are designed to allow cost - efficient entry and exit to investors with no lock - ups — Low cost: a well - defined systematic approach allows efficient transactions costs — Flexible access: strategies can be accessed in a variety of formats – either funded or unfunded as a portfolio overlay and in a variety of wrappers — Portfolio construction then involves combining a range of these return generators that are designed to capture different sources of risk premium — By creating a portfolio of liquid risk factors it is possible to build a more diversified portfolio, thereby reducing drawdown risk and improving risk - adjusted returns Page 6 Implementing Risk Factors

— DB has surveyed a universe of well documented equity risk factors — Value — The concept of value investing is founded on the belief that cheap stocks outperform expensive stocks in the long - run. The landmark Fama - French paper from 1992 identified a systematic approach to value investing — An example of traditional measures of value are ratios such as Price - to - Earnings and Enterprise Value - to - EBITDA where investment are made into companies that are viewed as cheap — Growth — Growth investing involves investing in stocks whose earnings are expected to grow at an above - average rate as compared to their industry or overall market — Examples of measuring growth include 12 - month trailing EPS growth, long - term EPS growth, current P/E vs. 5Y P/E and 12 - month trailing dividend growth — Quality — In reporting seasons, earnings quantity tends to get the most attention – in reality though the quality of earnings is a better gauge of future earnings performance — Accruals – the difference between cash and accounting earnings – can be a good inverse measure of earnings quality. Accrual earnings have been less reliable than cash earnings because they involve subjective judgments regarding the period in which revenues and expenses are recognized — Academic research (Sloan) has highlighted that earnings performance related to accruals exhibits lower persistence than earnings attributed to cash flow Page 7 Equity Risk Factors Examples

Equity Risk Factors Examples (con’t) — Momentum — Prior stock returns have been shown to have explanatory power – this temporal pattern in prices is referred to as momentum — Jegadeesh and Titman (1993) show that a strategy that simultaneously buys past winners and sells past losers generates significant abnormal returns over holding periods of 3 to 12 - months — Size — The Fama - French (1992) paper argues that investors have historically received additional returns by investing in stocks of companies with relatively small market capitalization — Low Beta/Volatility — Historical long term studies (Baker) show that low volatility and low beta portfolios can offer a combination of high average returns coupled with low drawdowns — Explanations for structural alpha in low - risk stocks appear to be rooted in irrational investor behavior leading to market inefficiency — Metrics used to monetize the low risk factor include realized volatility and market beta Page 8

Page 9 Equity Risk Premia Investment Choices — The following risk factors in particular have been found to generally display persistent and attractive risk - return characteristics: — Value — Low Beta — Quality — Momentum — Investors can look at investing in risk factors in multiple ways — One option would be to look at each individual risk factor — Assess an existing portfolio for specific risk factor exposures — Use individual risk factors to address over - or under - exposures in the portfolio — Another option is to allocate to a basket of investible risk factors — The investor may benefit from low correlation between factors in the basket — The correlation of the basket to the existing portfolio may also be low

Equity Value Factor Index Retrospective Performance (BBG: DBGLSNVU) Page 10 Performance Annual Returns Performance Analysis 12 - Month Volatility Note: The Value Factor Index did not exist prior to July 1, 2013 (the “Live Date”). The Value Factor Index has limited perfor man ce history and no actual investment which allowed tracking of the performance of The Value Factor Index was possible before the Live Date. All results prior to the Live Date were retrospe cti vely calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of ho w a n index will perform in the future. The performance of any investment product based on The Value Factor Index would have been lower than The Value Factor Index as a result of fees and/ or costs. See Risk Factors for more information. “MSCI World ‘ER’” is the cumulative daily return of the MSCI World TR Net USD Index over the Fed Funds Effective Rate. Source: Deut sch e Bank, Bloomberg Finance L.P., 2015 Index Live Date 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Jan - 2001 Jan - 2003 Jan - 2005 Jan - 2007 Jan - 2009 Jan - 2011 Jan - 2013 Jan - 2015 DB Equity Value Factor MSCI World "ER" -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 50% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 DB Equity Value Factor MSCI World "ER" Index Live Date 0 50 100 150 200 250 300 350 400 450 500 Jan-2000 Jan-2002 Jan-2004 Jan-2006 Jan-2008 Jan-2010 Jan-2012 Jan-2014 DB Equity Value Factor MSCI World "ER" DB Equity Value Factor MSCI World "ER" Jan 6, 2000 - Dec 31, 2015 Return Over Period 243.8% 23.5% Annualized Return 8.0% 1.3% Volatility 9.4% 16.7% Sharpe Ratio 0.9 0.1 Max. Drawdown - 22.0% - 59.0% Start Date May 9, 2014 Nov 1, 2007 End Date Dec 31, 2015 Aug 2, 2013 Monthly Returns % Positive 60.2% 53.9% Best 13.8% 11.2% Worst - 9.9% - 19.0% Correlation to Factor 0.07

Equity Low Beta Factor Index Retrospective Performance (BBG: DBGLSTBU) Page 11 Performance Annual Returns Performance Analysis 12 - Month Volatility Note: The Low Beta Factor Index did not exist prior to July 1, 2013 (the “Live Date”). The Low Beta Factor Index has limited per formance history and no actual investment which allowed tracking of the performance of The Low Beta Factor Index was possible before the Live Date. All results prior to the Live Dat e w ere retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indic ati ve of how an index will perform in the future. The performance of any investment product based on The Low Beta Factor Index would have been lower than The Low Beta Factor Index as a result of fe es and/or costs. See Risk Factors for more information. “MSCI World ‘ER’” is the cumulative daily return of the MSCI World TR Net USD Index over the Fed Funds Effective Rate. Source : D eutsche Bank, Bloomberg Finance L.P., 2015 ↑ Index Live Date ↑ 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Feb - 2001 Feb - 2003 Feb - 2005 Feb - 2007 Feb - 2009 Feb - 2011 Feb - 2013 Feb - 2015 DB Equity Low Beta Factor MSCI World "ER" ↑ Index Live ↑ Date 0 50 100 150 200 250 300 Feb-2000 Feb-2002 Feb-2004 Feb-2006 Feb-2008 Feb-2010 Feb-2012 Feb-2014 DB Equity Low Beta Factor MSCI World "ER" -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 DB Equity Low Beta Factor MSCI World "ER" DB Equity Low Beta Factor MSCI World "ER" Feb 7, 2000 - Dec 31, 2015 Return Over Period 209.5% 20.1% Annualized Return 7.4% 1.2% Volatility 7.4% 17.0% Sharpe Ratio 1.0 0.1 Max. Drawdown - 26.9% - 59.0% Start Date Jun 5, 2007 Nov 1, 2007 End Date Feb 28, 2013 Aug 2, 2013 Monthly Returns % Positive 67.4% 56.8% Best 5.1% 11.2% Worst - 7.3% - 19.0% Correlation to Factor 0.35

Equity Quality Factor Index Retrospective Performance (BBG: DBGLSNQU) Page 12 Performance Annual Returns Performance Analysis 12 - Month Volatility Note: The Quality Factor Index did not exist prior to July 1, 2013 (the “Live Date”). The Quality Factor Index has limited pe rfo rmance history and no actual investment which allowed tracking of the performance of The Quality Factor Index was possible before the Live Date. All results prior to the Live Date were retros pec tively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of ho w a n index will perform in the future. The performance of any investment product based on The Quality Factor Index would have been lower than The Quality Factor Index as a result of fees and /or costs. See Risk Factors for more information. “MSCI World ‘ER’” is the cumulative daily return of the MSCI World TR Net USD Index over the Fed Funds Effective Rate. Source: Deut sch e Bank, Bloomberg Finance L.P., 2015 ↑ Index Live Date ↑ 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Feb - 2001 Feb - 2003 Feb - 2005 Feb - 2007 Feb - 2009 Feb - 2011 Feb - 2013 Feb - 2015 DB Equity Quality Factor MSCI World "ER" -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 DB Equity Quality Factor MSCI World "ER" DB Equity Quality Factor MSCI World "ER" Feb 7, 2000 - Dec 31, 2015 Return Over Period 93.5% 20.1% Annualized Return 4.2% 1.2% Volatility 7.2% 17.0% Sharpe Ratio 0.6 0.1 Max. Drawdown - 24.2% - 59.0% Start Date Oct 11, 2002 Nov 1, 2007 End Date Jul 11, 2008 Aug 2, 2013 Monthly Returns % Positive 60.0% 57.7% Best 8.1% 11.2% Worst - 7.1% - 19.0% Correlation to Factor - 0.18 Index Live ↑ Date 0 50 100 150 200 250 Feb-2000 Feb-2002 Feb-2004 Feb-2006 Feb-2008 Feb-2010 Feb-2012 Feb-2014 DB Equity Quality Factor MSCI World "ER"

Equity Momentum Factor Index Retrospective Performance (BBG: DBGLSNMU) Page 13 Performance Annual Returns Performance Analysis 12 - Month Volatility Note: The Momentum Factor Index did not exist prior to July 1, 2013 (the “Live Date”). The Momentum Factor Index has limited per formance history and no actual investment which allowed tracking of the performance of The Momentum Factor Index was possible before the Live Date. All results prior to the Liv e Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not ne cessarily indicative of how an index will perform in the future. The performance of any investment product based on The Momentum Factor Index would have been lower than The Momentum Fac tor Index as a result of fees and/or costs. See Risk Factors for more information. “MSCI World ‘ER’” is the cumulative daily return of the MSCI World TR Net USD Index ov er the Fed Funds Effective Rate. Source: Deutsche Bank, Bloomberg Finance L.P., 2015 Index Live Date 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Jan - 2002 Jan - 2004 Jan - 2006 Jan - 2008 Jan - 2010 Jan - 2012 Jan - 2014 DB Equity Momentum Factor MSCI World "ER" -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 DB Equity Momentum Factor MSCI World "ER" Index Live Date 0 20 40 60 80 100 120 140 160 180 200 Jan-2001 Jan-2003 Jan-2005 Jan-2007 Jan-2009 Jan-2011 Jan-2013 Jan-2015 DB Equity Momentum Factor MSCI World "ER" DB Equity Momentum Factor MSCI World "ER" Jan 9, 2001 - Dec 31, 2015 Return Over Period 29.2% 44.5% Annualized Return 1.7% 2.5% Volatility 8.5% 17.1% Sharpe Ratio 0.2 0.1 Max. Drawdown - 27.1% - 59.0% Start Date Jul 15, 2008 Nov 1, 2007 End Date Dec 31, 2015 Aug 2, 2013 Monthly Returns % Positive 56.1% 58.5% Best 7.9% 11.2% Worst - 7.4% - 19.0% Correlation to Factor - 0.04

DB Equity Risk Premia 5% VT Portfolio Retrospective Performance (BBG: DBGLRP5U) Page 14 Performance Annual Returns Performance Analysis 12 - Month Volatility Note: The Risk Premia Portfolio did not exist prior to September 30, 2013 (the “Live Date”). The Risk Premia Portfolio has li mit ed performance history and no actual investment which allowed tracking of the performance of the Risk Premia Portfolio was possible before the Live Date. All results prior to the Liv e Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not nec ess arily indicative of how an index will perform in the future. The performance of any investment product based on the Risk Premia Portfolio would have been lower than the Risk Prem ia Portfolio as a result of fees and/or costs. See Risk Factors for more information. “MSCI World ‘ER’” is the cumulative daily return of the MSCI World TR Net USD Index over the Fe d F unds Effective Rate. Source: Deutsche Bank, Bloomberg Finance L.P., 2015 Index Live Date 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Mar - 2003 Mar - 2005 Mar - 2007 Mar - 2009 Mar - 2011 Mar - 2013 Mar - 2015 DB Equity Risk Premia 5% VT Portfolio MSCI World "ER" -50% -40% -30% -20% -10% 0% 10% 20% 30% 40% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 DB Equity Risk Premia 5% VT Portfolio MSCI World "ER" DB Equity Risk Premia 5% VT Portfolio MSCI World "ER" Feb 20, 2002 - Dec 31, 2015 Return Over Period 173.7% 88.4% Annualized Return 7.5% 4.7% Volatility 5.1% 17.3% Sharpe Ratio 1.5 0.3 Max. Drawdown - 8.5% - 59.0% Start Date Nov 20, 2008 Nov 1, 2007 End Date Sep 14, 2010 Aug 2, 2013 Monthly Returns % Positive 71.7% 59.6% Best 4.2% 11.2% Worst - 3.5% - 19.0% Correlation to Factor 0.23 Index Live Date 0 50 100 150 200 250 300 Feb-2002 Feb-2004 Feb-2006 Feb-2008 Feb-2010 Feb-2012 Feb-2014 DB Equity Risk Premia 5% VT Portfolio MSCI World "ER"

Implementation The Impact of a Shift to Risk Premia

- 60% - 50% - 40% - 30% - 20% - 10% 0% Feb - 02 Feb - 03 Feb - 04 Feb - 05 Feb - 06 Feb - 07 Feb - 08 Feb - 09 Feb - 10 Feb - 11 Feb - 12 Feb - 13 Feb - 14 Feb - 15 MSCI World "ER" DB Equity Risk Premia 5% VT Portfolio Reduction of Drawdowns — By diversifying away from traditional equity beta it is possible to construct a portfolio that significantly reduces drawdowns — The chart below shows the historical drawdowns of the Risk Premia Portfolio compared to a long equity exposure (MSCI World) Page 16 Note: The Risk Premia Portfolio did not exist prior to September 30, 2013 (the “Live Date”). The Risk Premia Portfolio has li mit ed performance history and no actual investment which allowed tracking of the performance of the Risk Premia Portfolio was possible before the Live Date. All results prior to the Liv e Date were retrospectively calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not nec ess arily indicative of how an index will perform in the future. The performance of any investment product based on the Risk Premia Portfolio would have been lower than the Risk Prem ia Portfolio as a result of fees and/or costs. See Risk Factors for more information. “MSCI World ‘ER’” is the cumulative daily return of the MSCI World TR Net USD Index over the Fe d F unds Effective Rate. Source: Deutsche Bank, Bloomberg Finance L.P., 2015 Max Drawdown 8.5% Max Drawdown 59% Drawdowns of DB Equity Risk Premia Portfolio compared to MSCI World

Implementation Example — As an example, we proxy a basic 60% equity and 40% fixed income portfolio and quantify the impact of a portfolio reallocation and the addition of a risk premia overlay — We move 5% of the portfolio’s notional from the equity allocation into cash and add a 25% risk premia allocation as an overlay — The risk reduction in the overall portfolio allows for a substantial allocation to be made to the DB Equity Risk Premia 5% VT Portfolio — The 25% allocation to the risk premia overlay would have resulted in both an overall risk reduction and an improvement in returns (see returns on next page) Page 17 Initial Portfolio Investment Proxy Capital Allocation Notional Exposure Equity MSCI World Index 60% 60% Fixed Income JPM Global Aggregate Bond Index 40% 40% Reallocated Portfolio Investment Proxy Capital Allocation Notional Exposure Equity MSCI World Index 55% 55% Fixed Income JPM Global Aggregate Bond Index 40% 40% Cash DB Fed Funds Index 5% 5% Risk Premia Overlay DB Equity Risk Premia 5% VT Portfolio 0% 25% Note: The portfolios are calculated on a total return basis and are rebalanced annually

Reallocation Shifting 5% from Equity into Cash and Overlaying Risk Premia Page 18 Performance Annual Returns Performance Analysis 12 - Month Volatility Note: The Risk Premia Portfolio used for calculating the Reallocated Portfolio with Risk Premia Overlay did not exist prior t o S eptember 30, 2013 (the “Live Date”). The Risk Premia Portfolio has limited performance history and no actual investment which allowed tracking of the performance of the Portfolio wa s possible before the Live Date. All results with respect to the Risk Premia Portfolio and the Reallocated Portfolio with Risk Premia Overlay prior to the Live Date were retrospective ly calculated. Accordingly, the results shown during the retrospective period are hypothetical and do not reflect actual returns. Past performance is not necessarily indicative of ho w a n index or a portfolio will perform in the future. The performance of any investment product based on the Risk Premia Portfolio would have been lower than the Risk Premia Portfolio as a result of fees and/or costs. Source: Deutsche Bank, Bloomberg Finance L.P., 2015 0 50 100 150 200 250 300 350 Feb - 2002 Feb - 2004 Feb - 2006 Feb - 2008 Feb - 2010 Feb - 2012 Feb - 2014 Reallocated Portfolio with Risk Premia Overlay Original Portfolio - 30% - 20% - 10% 0% 10% 20% 30% 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Reallocated Portfolio with Risk Premia Overlay Original Portfolio Original Portfolio Return Over Period 203.9% 144.7% Annualized Return 8.3% 6.7% Volatility 9.5% 10.0% Sharpe Ratio 0.7 0.5 Max. Drawdown -33.5% -36.6% Start Date Nov 1, 2007 Nov 1, 2007 End Date Sep 24, 2010 Oct 14, 2010 Monthly Returns % Positive 65.1% 60.8% Best 6.3% 7.0% Worst -10.7% -12.1% Feb 20, 2002 - Dec 31, 2015 Reallocated Portfolio with Risk Premia Overlay 0% 5% 10% 15% 20% 25% 30% Feb - 2003 Feb - 2005 Feb - 2007 Feb - 2009 Feb - 2011 Feb - 2013 Feb - 2015 Reallocated Portfolio with Risk Premia Overlay Original Portfolio

Appendix I Equity Risk Factors: In - Depth Analysis

DB Equity Value Factor Introduction — The landmark paper on Value investing (in a systematic context) is the original Fama - French paper from 1992 which argued that cheap stocks outperform expensive stocks in the long - run — Explanations for the premium: — Risk - based: the Value premium is a rational phenomenon, which is priced in equilibrium, and represents compensation for systematic risk (exposure to financial distress, gearing, cash flow risk, volatility risk) — Behavioral: investor overreaction — Structural: money managers and pension funds gravitating towards successful growth - orientated names. VAR limits may prevent investors from accessing cheap assets — Risk - based explanations have significant support in academia. There has been increasing evidence of the Value premium being explained by modeling economic uncertainty ( eg . Bali and Zhou (2012)) — The Value premium has all the characteristics of a “true” premium: It is not confined to one market or geography; it is not limited to one size segment. Value strategies have been successful in sector and country selection. And finally, there is burgeoning evidence of a value premium across asset classes (for example, see “Value and Momentum Everywhere”, Asness et al, 2010) Page 20 Source: Deutsche Bank

DB Equity Value Factor Metrics — There are various valuation metrics that can be used to gauge the relative cheapness or expensiveness of a company — The DB Equity Value Factor scores stocks based on one defensive and one cyclical measure of value — Defensive: 12 - month Trailing Dividend Yield — Cyclical: EV/EBITDA (the inverse, EBITDA/EV is used to score the stocks) — Why EV/EBITDA? — P/E ratios are impacted by a company’s choice of capital structure; companies that raise money via debt will have lower P/E’s than companies that raise an equivalent amount of money by issuing shares — Enterprise Value includes the value of debt — EBITDA excludes interest payments on that debt and also excludes the cost of upfront investments or capital expenditures which can make it a more appropriate measure of a business's underlying profit potential Page 21 Source: Deutsche Bank

DB Equity Value Factor Sector Neutralization — Value tends to tilt toward specific sectors due to structural industry biases — For example: Technology vs. Financials vs. Industrials — Younger technology companies may have a smaller focus on earnings and dividend yields — Industrials may focus heavily on earnings — Financials may focus more on dividends — These sector biases are not necessarily reflective of relative value of the companies cross - sector — The Value score of each stock is adjusted to take into account the average score for that stock’s sector, in order to mitigate the sector bias inherent in the value metrics  Page 22 Source: Deutsche Bank

DB Equity Value Factor Index Construction — For the MSCI World universe of stocks, we determine the 12 - month Trailing Dividend Yield and EBITDA/EV — The metrics are then normalized and sector - adjusted to get a Value score — We rank the stocks according to their Value score — The universe is then divided into five quintiles based on that score — The stocks in the Top quintile (high Value score) constitute the Long Value basket, and the stocks in the Bottom quintile (low Value score) constitute the Short Value basket — The process is repeated every month and the stocks in both baskets are equally weighted — The Long and Short baskets are then combined to form the aggregated Value Factor Page 23 Source: Deutsche Bank

DB Equity Low Beta Factor Introduction — The Low Beta anomaly is often considered to be one of the greatest anomalies in finance — Based on a study of stock returns between 1968 and 2008, Baker et al. (2011) find that low volatility and low beta portfolios offer an enviable combination of high average returns and small drawdowns — Although the anomaly has received particular interest in recent years, it was actually pointed out decades ago (e.g. Black, Jensen and Scholes (1972), Haugen and Baker (1991)) — Explanations for the premium: — Behavioral and Structural: Attention bias and overconfidence — One of the main reasons behind the Low Beta premium are institutional constraints. Fixed - benchmark mandates (capitalization weighted) discourage investments in low - volatility stocks and are usually accompanied by leverage constraints — The Low Beta premium appears robust to time periods, geographies, and even asset classes, rendering it a powerful candidate for a consistent return source ( Frazzini and Pedersen (2011)) — Structural conditions suggest future persistence of the premium: — Popular benchmarking methods would inhibit many “smart” investors from exploiting it — For the low beta anomaly to erode significantly, either the market capitalization benchmark would need to be gradually abolished, or a separate allocation to low risk (low beta/low volatility) strategies would need to be made an essential part of strategic asset allocation frameworks Page 24 Source: Deutsche Bank

DB Equity Low Beta Factor Beta Neutralization — A simple long - low - beta/short - high - beta strategy fails to generate abnormal returns, despite the long leg exhibiting significantly higher risk - adjusted returns compared to the short leg — A reason for this lies in the asymmetry of the volatilities of both legs, as well as the inherent negative beta exposure of the strategy — To mitigate the asymmetry, the exposure to the long leg is kept at 100%, and the exposure to the short leg is reduced to match the long leg's beta Page 25 Source: Deutsche Bank

DB Equity Low Beta Factor Index Construction — On a monthly basis, the 5 - year rolling beta of each stock, in relation to the MSCI World Equal Weight Index, is computed using daily returns — We rank the stocks according to their Beta, low to high — The universe is then divided into five quintiles — The stocks in the Top quintile (low Beta) constitute the Long Beta basket, and the stocks in the Bottom quintile (high Beta) constitute the Short Beta basket — To address turnover control, the ranking is further split into deciles — If a stock’s beta moves to an adjacent quintile, there is minimal impact on the strategy’s profile — For existing constituents, unless its Beta moves below (above) the 4 th (6 th ) decile , it will not be removed from the long (short) portfolio upon rebalancing — The process is repeated every month and the stocks in both baskets are equally weighted — To neutralize beta, the exposure to the Short basket is reduced by a factor equivalent to the ratio of the overall beta of the Long basket to the overall beta of the Short basket — The difference in exposure between the two baskets is made up by adding a cash component to the short basket — The Long basket and the Short basket are combined to create the aggregated Low Beta Factor Page 26 Source: Deutsche Bank

DB Equity Quality Factor Introduction — The strength and composition of a company’s balance sheet, the source of its earnings, the ability of a company to generate profits, the rate at which it turns over its assets, and the reputation of its management could all be considered aspects of a company’s “quality” — Explanations for the premium — Behavioral: There is an attention bias; investors tend to look more at earnings quantity versus earnings quality (Sloan, “Do Stock Prices Fully Reflect Information in Accruals and Cash Flow about Future Earnings?”, The Accounting Review, July 1996) — From a rational expectations point of view, quality is about changing expectations of future cash flows, and changing perceptions of quality should be expected to move stock prices — The Quality anomaly seems to be a strong predictor of returns in international stock markets, across various time periods and market segments Page 27 Source: Deutsche Bank

DB Equity Quality Factor Metrics — The DB Equity Quality Factor uses a measure of earnings quality and a measure of profitability — Earnings Quality: represented by Accruals as an inverse indicator — Profitability: represented by Return on Invested Capital — Accrual accounting attempts to match expenses with associated revenues, with a substantial amount of discretion left to managers — Revenues and expenses for a certain financial year can be recognized more or less aggressively with the consequence that subsequent years will depend on bookings from the previous years — The degree to which a company relies on accruals to boost net income results in lower quality earnings — Accruals are represented by the year on year Change in Net Operating Assets, normalized by the previous year’s Net Operating Assets — Operating assets are calculated as the residual from total assets after subtracting financial assets, and operating liabilities are the residual amount from total assets after subtracting equity and financial liabilities Page 28 Source: Deutsche Bank

DB Equity Quality Factor Sector Neutralization — Quality tends to tilt toward specific sectors due to structural industry biases — For example, industrial companies may operate businesses with stricter accounting rules with less potential for accruals, while technology or service companies may operate businesses with less strict accounting rules and more potential for accruals — These sector biases are not necessarily reflective of relative quality of the companies cross - sector — The Quality score of each stock is adjusted to take into account the average score for that stock’s sector, in order to mitigate the sector bias inherent in the Quality metrics  Page 29 Source: Deutsche Bank

DB Equity Quality Factor Index Construction — For the MSCI World Universe of stocks, the accruals and profitability score are determined and then adjusted for sector — The normalized and sector - adjusted accruals score is then subtracted from the normalized and sector - adjusted profitability score to arrive at the final Quality score of the stock — The stocks are ranked according to their Quality score, high to low — The universe is then divided into five quintiles based on that score — The stocks in the Top quintile (high Quality score) constitute the Long Quality basket, and the stocks in the Bottom quintile (low Quality score) constitute the Short Quality basket — The process is repeated every month and the stocks in both baskets are equally weighted — The Long and Short baskets are then combined to form the aggregated Quality Factor Page 30 Source: Deutsche Bank

DB Equity Momentum Factor Introduction — Prior stock returns have been shown to have explanatory power in the cross section of common stock returns (e.g. Jegadeesh and Titman’s (1993), Carhart (1997)) independent of market, size, or value factors. An abundance of empirical evidence in favor of the Momentum factor exists in the academic literature — Explanations for the premium: — Risk - Based: momentum profits represent reward for priced business cycle risk, and trends in the business cycle drive trends in prices (and vice versa). Momentum is related to economic distress risk and consumption risk — Behavioral: initial under - reaction followed by over - reaction induces price trends. Overconfidence leads to extrapolation of past price trends — Structural: closet index tracking by fund managers (market indices exhibit momentum) — It is likely that none of the above explanations in their own right are adequate to explain the existence and persistence of this phenomenon over time — Momentum is one of the strongest premiums/anomalies, which though less profitable over the past decade, still may persist in the future based on its pervasiveness across assets, geographies, and time periods Page 31 Source: Deutsche Bank

DB Equity Momentum Factor Horizon Performance — First - 11 - Month Momentum, despite its popularization in both academic and investment circles following the Carhart (1997) publication, has remained the most profitable look - back window to define momentum stocks — All else being equal, we give preference to a longer look - back horizon because it will require less turnover and, on average, impose less transaction costs Page 32 Source: Axioma, Bloomberg Finance LLP, Compustat, IBES, S&P, Thomson Reuters, MSCI, BMI, Deutsche Bank - 1.00% - 0.50% 0.00% 0.50% 1.00% 1 Month Momentum 3 - 1 Month Momentum 6 - 1 Month Momentum 9 - 1 Month Momentum 12 - 1Month Momentum Average monthly long/short decile return spread (%) - 0.6 - 0.4 - 0.2 0 0.2 0.4 0.6 1 Month Momentum 3 - 1 Month Momentum 6 - 1 Month Momentum 9 - 1 Month Momentum 12 - 1Month Momentum Annualized Sharpe Ratio Return to momentum across different look - back horizons Sharpe ratios across different look - back horizons

DB Equity Momentum Factor Performance and Risk — The strong positive returns of momentum strategies are punctuated with strong reversals, or “crashes.” Like the returns to the carry trade in currencies, momentum returns are negatively skewed — These drawdowns in the strategy coincide with periods of strong and sudden reversals in market sentiment or investor risk aversion — For example: the technology bubble crash starting in the spring of 2000; the re - risking episode after the end of the bear market at the end of 2002; the re - risking episode in the spring of 2009 following the financial crises — Additionally, the momentum portfolio will typically be concentrated in stocks with attributes that are common across relative winners (e.g. defensive stocks, growth stocks) — For example, when market sentiment is strong and investor risk appetite is high, momentum strategies commonly have a strong tilt towards higher volatility stocks (e.g. technology bubble period); similarly, when investors are decreasing risk appetite, momentum strategies will align themselves with a tilt towards less volatile stocks (e.g. early to end of 2008) Page 33 Source: Deutsche Bank

DB Equity Momentum Factor Risk Neutralization — According to academic research, momentum is to a great extent related to sector effects ( Moskowitz and Grinblatt , 1999) as well as country exposures — Constraints on region and sectors mitigate the drawdown, but suppresses performance — We utilize a factor neutralization approach to reduce exposure to market beta/volatility — Our momentum metric is the traditional First - 11 - Month Momentum, uncontrolled for sector or region — We use idiosyncratic ( stock - specific ) volatility, measured as the volatility of each stock relative to a market, as a proxy for risk — We compute a risk - neutralized Momentum score incorporating each stock’s momentum and idiosyncratic volatility and the relationship between that volatility and market momentum generally Page 34 Source: Deutsche Bank

DB Equity Momentum Factor Index Construction — Using the MSCI World universe, with total returns in USD, the risk - neutralized Momentum scores are calculated — Correlations and volatilities needed for the neutralization are computed based on 1 - year rolling daily returns — The stocks are ranked according to their Momentum score, high to low — The universe is then divided into five quintiles based on that score — The stocks in the Top quintile (high Momentum score) constitute the Long Momentum basket — The process is repeated every month and the stocks in Long basket are equally weighted — The strategy is long the Long Momentum basket and short the benchmark (MSCI World) Page 35 Source: Deutsche Bank

Appendix II Portfolio Construction

— By combining risk factors, it is possible to achieve a significant diversification benefit and improved risk adjusted returns Effect of Combining Individual Risk Factors Page 37 Performance 12 - Month Volatility Individual Risk Factor Correlations Quality Momentum Low Beta Value 0.6% - 44.9% - 0.9% Quality - - 22.1% - 5.3% Momentum - - 13.6% The Risk Premia Basket contains the Equity Value, Equity Low Beta, Equity Quality and Equity Momentum factor indices. The fa cto r indices are weighted proportionally to the inverse of their historical realized volatilities, rebalanced monthly. Volatility is calculated on a rolling 1 - year basis using daily r eturns. Source: Deutsche Bank, Bloomberg Finance L.P., 2015 0 50 100 150 200 250 300 Feb - 2002 Feb - 2004 Feb - 2006 Feb - 2008 Feb - 2010 Feb - 2012 Feb - 2014 DB Equity Value Factor DB Equity Low Beta Factor DB Equity Quality Factor DB Equity Momentum Factor Risk Premia Basket 0% 5% 10% 15% 20% 25% Mar - 2003 Mar - 2005 Mar - 2007 Mar - 2009 Mar - 2011 Mar - 2013 Mar - 2015 DB Equity Value Factor DB Equity Low Beta Factor DB Equity Quality Factor DB Equity Momentum Factor Risk Premia Basket Return Over Period 83.5% 101.2% 141.7% 40.9% 18.3% Annualized Return 4.5% 5.2% 6.6% 2.5% 1.2% Volatility 3.3% 8.9% 7.7% 6.9% 8.7% Sharpe Ratio 1.4 0.6 0.9 0.4 0.1 Max. Drawdown -7.2% -22.0% -26.9% -24.2% -27.1% Start Date Nov 20, 2008 May 9, 2014 Jun 5, 2007 Oct 11, 2002 Jul 15, 2008 End Date Sep 17, 2010 Dec 31, 2015 Feb 28, 2013 Jul 11, 2008 Dec 31, 2015 Monthly Returns % Positive 71.7% 57.2% 64.8% 60.0% 55.9% Best 2.9% 13.8% 4.2% 8.1% 4.8% Worst -3.0% -4.8% -7.3% -7.1% -7.4% Correlation to Factor 0.31 0.64 0.41 0.29 Risk Premia Basket Feb 20, 2002 - Dec 31, 2015 DB Equity Value Factor DB Equity Low Beta Factor DB Equity Quality Factor DB Equity Momentum Factor

Portfolio Construction: Introduction — When constructing a diversified portfolio of investments we seek to: — Maximize the benefits of diversification and low correlation between portfolio constituents — Increase the likelihood of positive returns — Reduce the likelihood of significant losses — Equally weighting exposure across investments is an unbiased and simple approach but does not capture the full benefits of diversification where assets have different volatilities — One traditional tool for portfolio construction is mean - variance optimization (MVO) — However, MVO - based optimizations can be very sensitive to input parameters, so we tend to avoid this approach — A Risk Parity approach seeks to construct a portfolio that allocates risk evenly between its components — Although somewhat simplistic, Risk Parity avoids some of the sensitivity to inputs of other methods Page 38

Inverse Volatility Risk Parity — Risk Parity is a dynamic allocation mechanism which determines the weights of the portfolio components in such a way that the “risk” is distributed evenly among its components — “Risk distribution” is achieved by assigning a lower weight to components with a high historical volatility and a higher weight to components with a low historical volatility Page 39 Equal Weighted Portfolio Asset Volatility Weight Risk Allocation (Volatility x Weight) A 40% 33.3% 13.3% B 20% 33.3% 6.7% C 10% 33.3% 3.3% • Equal nominal weights do not ensure equal risk allocation • Asset A dominates risk whereas Asset C contributes much less to the risk of the index • Risk Parity weights are proportional to the inverse of the volatility of each asset • Risk Parity seeks to ensure that investment risk of the index is well distributed among its components Risk Parity Weighted Portfolio Asset Volatility Weight Risk Allocation (Volatility x Weight) A 40% 14.3% 5.7% B 20% 28.6% 5.7% C 10% 57.1% 5.7%

Volatility Targeting — With the aim of stabilizing the volatility and also to create an index with a volatility comparable to a diversified hedge fund portfolio, we created the DB Equity Risk Premia 5% VT Portfolio (the “ Portfolio ”), which targets an annualized volatility of 5% — On a monthly basis, we determine a risk - parity based allocation to the four individual risk factor indices (the “ risk - parity basket ”) — We then calculate a hypothetical trailing 1 - year volatility of the risk - parity basket — The Portfolio increases (or decreases) its overall exposure to the risk - parity basket such that the historical volatility would have equaled 5% — The exposure to the risk - parity basket is capped at 2 and floored at 0.5 Page 40

Risk Factors THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES ARE SUBJECT TO STRATEGY RISK — The Deutsche Bank Equity Risk Premia 5 % VT Portfolio Index (the “Portfolio Index”) and Deutsche Bank Value Factor Index, Quality Factor Index, Low Beta Factor Index and Momentum Factor Index (each a “Risk Premium Index”) aim to generate returns by identifying persistent risk premia in the equity markets and implementing systematic strategies to access them . However, the risk premia may not persist and the Portfolio Index and the Risk Premium Indices Deutsche Bank develop to access them may fail to generate positive returns associated with such risk premia . THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES CONTAIN EMBEDDED COSTS — The Portfolio Index is subject to a deduction for the cost of hypothetically implementing the volatility controlled, “risk - parity” weighted portfolio of Risk Premium Indices (the “Rebalancing Transaction Cost”) . As a result of this deduction, the levels of the Portfolio Index will be lower than would otherwise be the case if such cost were not included . Because the Portfolio Index is linked to the performance of the weighted portfolio of four Risk Premium Indices, any deduction of costs or fees from the levels of the Risk Premium Indices will lower the level of the Portfolio Index . The calculation of each Risk Premium Index includes a daily deduction for the sum of the cost of hypothetically implementing the notional long position and short position (if applicable) . The calculation of the notional long and short positions also include a cost deduction in connection with their monthly reconstitution . As a result of these deductions, the levels of the Risk Premium Indices will be lower than would otherwise be the case if such costs were not included . These deductions of costs and fees from the levels of the Risk Premium Indices are in addition to the Rebalancing Transaction Cost at the Portfolio Index level . From, and including, July 1 , 2013 to, and including, 2015 , the annual cost deduction has ranged from 0 . 93 % to 0 . 99 % for The Value Factor Index, 0 . 86 % to 0 . 90 % for the Low Beta Factor Index, 0 . 93 % to 0 . 95 % for the Quality Factor Index, and 0 . 94 % to 0 . 99 % for the Momentum Factor Index . These deductions of costs and fees from the levels of the Risk Premium Indices are in addition to the Rebalancing Transaction Cost at the Portfolio Index level . From, and including, September 30 , 2013 to, and including, 2015 , the annual Rebalancing Transaction Cost for the Porfolio Index has ranged from 0 . 02 % to 0 . 04% . THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES HAVE LIMITED PERFORMANCE HISTORY — Calculation of the Portfolio Index began on September 30 , 2013 , and the calculation of each of the Risk Premium Indices began on July 1 , 2013 . Therefore, the Portfolio Index and the Risk Premium Indices have limited performance history and no actual investment which allowed tracking of the performance of the Portfolio Index or the Risk Premium Indices was possible before their respective live dates . The index performance data prior to their respective live dates shown in this presentation have been retrospectively calculated using historical data and the same methodologies as described above . Although the Index Sponsor believes that these retrospective calculations represent accurately and fairly how these indices would have performed before their respective live dates, the Portfolio Index and the Risk Premium Indices did not, in fact, exist before their respective live dates . Furthermore, the index methodologies of the Portfolio Index or the Risk Premium Indices were designed, constructed and tested using historical market data and based on knowledge of factors that may have possibly affected their performance . The returns prior to their respective live dates were achieved by means of a retroactive application of such back - tested index methodologies designed with the benefit of hindsight . It is impossible to predict whether the Portfolio Index and the Risk Premium Indices will rise or fall . The actual performance of these indices may bear little relation to their retrospectively calculated performance . DEUTSCHE BANK AG, LONDON BRANCH, AS THE SPONSOR OF THE PORTFOLIO INDEX AND THE RISK PREMIUM INDICES, MAY ADJUST EACH INDEX IN A WAY THAT AFFECTS ITS LEVEL AND MAY HAVE CONFLICTS OF INTEREST — Deutsche Bank AG, London Branch is the sponsor of the Portfolio Index and the Risk Premium Indices (the “Index Sponsor”) and will determine whether there has been a market disruption event with respect to these indices . In the event of any such market disruption event, the Index Sponsor may use an alternate method to calculate the closing levels of the Portfolio Index and the Risk Premium Indices . The Index Sponsor carries out calculations necessary to promulgate these indices and maintains some discretion as to how such calculations are made . In particular, the Index Sponsor has discretion in selecting among methods of how to calculate the Portfolio Index and the Risk Premium Indices in the event the regular means of determining these indices are unavailable at the time a determination is scheduled to take place . There can be no assurance that any determinations made by the Index Sponsor in these various capacities will not affect the value of the levels of these indices . Any of these actions could adversely affect the value of securities linked to these indices . The Index Sponsor has no obligation to consider the interests of holders of securities linked to the Portfolio Index or the Risk Premium Indices in calculating or revising these indices . Page 41

Page 42 Risk Factors Furthermore, Deutsche Bank AG, London Branch or one or more of its affiliates may have published, and may in the future publi sh, research reports on the Portfolio Index and the Risk Premium Indices or investment strategies reflected by these indices (or any transaction, product or security related to these indices or any components thereof). This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsiste nt with purchasing or holding of transactions, products or securities related to these indices. Any of these activities may affect the Portfolio Index and the Risk Premium In dices or transactions, products or securities related to these indices. Investor should make their own independent investigation of the merits of investing in contracts or products r ela ted to the Portfolio Index and the Risk Premium Indices. TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES IN THE DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF A FINANCIAL PRODUCT LIN KED TO THE PORTFOLIO INDEX OR A RISK PREMIA INDEX — We or our affiliates expect to hedge our exposure from any financial product linked to the Portfolio Index or a Risk Premia Index (a “Financial Product”) that we or our affiliates offer and sell by entering into derivative transactions, such as over - t he - counter options, futures or exchange - traded instruments. In addition to such Financial Products, we or our affiliates may issue or underwrite other securities or financi al or derivative instruments with returns linked or related to the Portfolio Index, a Risk Premia Index or their components. We or our affiliates may establish, adjust or unwind hedge positions with respect to the Financial P roducts and such other securities or instruments by, among other things, purchasing or selling at any time the components of the Portfoli o I ndex, a Risk Premia Index or instruments whose value is derived from the Portfolio Index, a Risk Premia Index or their components. This hedging activity could adversely affect the levels of the Portfolio Index, a Risk Premia Index or the value of a Financial Product. For example, on or prior to the trade date of a Financial Product, we or our affil iat es may purchase the components of the Portfolio Index, the relevant Risk Premia Index or instruments whose value is derived from the Portfolio Index, such Risk Premia Index or their components as part of our or our affiliates’ hedge. Such hedging activity could potentially increase the level of the Portfolio Index or such Risk Premia Index prior to the close of trading on the trade date and effectively establish a higher level that the Portfolio Index or such Risk Premia Index must achieve for an investor to obtain a positive return on its investment in the Financial Product or avoid a loss of some or all of its investment. In addition, during the term of the Financial Product, we or our affiliates may adjust our or their hedge positions in connec tio n with the reweighting, rebalancing or reconstitution of the Portfolio Index or the relevant Risk Premia Index by selling some or all of the existing components and/or purchasing new or existing components of the Portfolio Index o r such Risk Premia Index at or in advance of the time the values and weightings of the components are determined for purposes of such reweightin g, rebalancing or reconstitution. This hedging activity could potentially decrease the prices at which the Portfolio Index or such Risk Premia Index notionally sells existing components and increase the prices at which the Portfolio Index or such Risk Premia Index notionally purchases new or existing components, and thus adversely affect the level of the Portfolio Index or such Ris k Premia Index. Finally, unwinding any hedge positions on or prior to the valuation date(s) of the Financial Product by us or our affi li ates could potentially decrease the level of the Portfolio Index or the relevant Risk Premia Index prior to the close of trading on such valuation date(s) and adversely affect the value of the Financial Product. We or ou r affiliates may also engage in trading in instruments linked or related to the Portfolio Index and the Risk Premia Indices on a regular basis as part of our or their general broker - dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, inc luding block transactions. Such trading and hedging activities may adversely affect the levels of the Portfolio Index and the Risk Premia Indices and make it less likely that an investor will receive a positive return on its investment in the Financial Product. It is possible that we or our affiliates could receive substantial returns from these he dgi ng and trading activities while the value of the Financial Product declines. Introducing competing products linked to or related to the Portfolio Index, the Risk Premia Indices or their components into the marketplace could also adversely affect the value of the Financial Product in the secondary market. Any of the foregoing activities described in this paragrap h m ay reflect trading strategies that differ from, or are in direct opposition to, an investor’s trading and investment strategies related to the Financial Product.

Important Information The distribution of this document and the availability of some of the products and services referred to herein may be restricted by law in certain jurisdictions . Some products and services referred to herein are not eligible for sale in all countries and in any event may only be sold to qualified investors . Deutsche Bank will not offer or sell any products or services to any persons prohibited by the law in their country of origin or in any other relevant country from engaging in any such transactions . Prospective investors should understand and discuss with their professional tax, legal, accounting and other advisors the effect of entering into or purchasing any transaction, product or security (each, a “Structured Product”) . Before entering into any Structured Product you should take steps to ensure that you understand and have assessed with your financial advisor, or made an independent assessment of, the appropriateness of the transaction in the light of your own objectives and circumstances, including the possible risks and benefits of entering into such Structured Product . Structured Products are not suitable for all investors due to illiquidity, optionality, time to redemption, and payoff nature of the strategy . Deutsche Bank or persons associated with Deutsche Bank and their affiliates may : maintain a long or short position in securities referenced herein or in related futures or options ; purchase, sell or maintain inventory ; engage in any other transaction involving such securities ; and earn brokerage or other compensation . Any payout information, scenario analysis, and hypothetical calculations should in no case be construed as an indication of expected payout on an actual investment and/or expected behavior of an actual Structured Product . Calculations of returns on Structured Products may be linked to a referenced index or interest rate . As such, Structured Products may not be suitable for persons unfamiliar with such index or interest rate, or unwilling or unable to bear the risks associated with the transaction . Structured Products denominated in a currency, other than the investor’s home currency, will be subject to changes in exchange rates, which may have an adverse effect on the value, price or income return of the products . These Structured Products may not be readily realizable investments and are not traded on any regulated market . Structured Products involve risk, which may include interest rate, index, currency, credit, political, liquidity, time value, commodity and market risk and are not suitable for all investors . The past performance of an index, securities or other instruments does not guarantee or predict future performance . The distribution of this document and availability of these products and services in certain jurisdictions may be restricted by law . In this document, various performance - related statistics, such as index return and volatility, among others, of the Portfolio Index and the Risk Premium Indices are compared with those of MSCI World “ER” . Such comparisons are for information purposes only . No assurance can be given that the Portfolio Index or any Risk Premium Index will outperform MSCI World “ER” in the future ; nor can assurance be given that the Portfolio Index or any Risk Premium Index will not significantly underperform MSCI World “ER” in the future . Similarly, no assurance can be given that the relative volatility levels of the Portfolio Index or any Risk Premium Index and MSCI World “ER” will remain the same in the future . Page 43

Important Information Backtested, hypothetical or simulated performance results presented herein have inherent limitations . Unlike an actual performance record based on trading actual client portfolios, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight and knowledge of factors that may have possibly affected its performance . Taking into account historical events the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors . The backtested performance includes hypothetical results that do not reflect the reinvestment of dividends and other earnings or the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid and do not account for all financial risk that may affect the actual performance of an investment . No representation is made that any trading strategy or account will or is likely to achieve profits or losses similar to those shown . Alternative modeling techniques or assumptions might produce significantly different results and prove to be more appropriate . Past hypothetical backtested results are neither an indicator nor a guarantee of future returns . Actual results will vary, perhaps materially, from the analysis . Structured Products discussed herein are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other US governmental agency . These Structured Products are not insured by any statutory scheme or governmental agency of the United Kingdom . These Structured Products typically involve a high degree of risk, are not readily transferable and typically will not be listed or traded on any exchange, and are intended for sale only to investors who are capable of understanding and assuming the risks involved . The market value of any Structured Product may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and exchange rates), time to maturity, market conditions and volatility and the equity prices and credit quality of any issuer or reference issuer . Additional information (including index methodology and rules) about the Deutsche Bank proprietary indices discussed in this presentation is available upon request by calling (212) 250 - 6054 . Any results shown do not reflect the impact of commission and/or fees, unless stated . Deutsche Bank does not provide accounting, tax or legal advice . BEFORE ENTERING INTO ANY TRANSACTION YOU SHOULD TAKE STEPS TO ENSURE THAT YOU UNDERSTAND AND HAVE MADE AN INDEPENDENT ASSESSMENT OF THE APPROPRIATENESS OF THE STRUCTURED PRODUCT IN LIGHT OF YOUR OWN OBJECTIVES AND CIRCUMSTANCES, INCLUDING THE POSSIBLE RISKS AND BENEFITS OF ENTERING INTO SUCH STRUCTURED PRODUCT . YOU SHOULD ALSO CONSIDER MAKING SUCH INDEPENDENT INVESTIGATIONS AS YOU CONSIDER NECESSARY OR APPROPRIATE FOR SUCH PURPOSE . Deutsche Bank” means Deutsche Bank AG and its affiliated companies, as the context requires . Deutsche Bank Private Wealth Management refers to Deutsche Bank’s wealth management activities for high - net - worth clients around the world . Deutsche Bank Alex Brown is a division of Deutsche Bank Securities Inc . Deutsche Bank AG has filed a registration statement (including a prospectus) with the SEC for the offerings to which this communication relates . Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering . You may get these documents for free by visiting EDGAR on the SEC Web site at . www . sec . gov . Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll - free 1 - 800 - 311 - 4409 . Page 44

Important Information NONE OF THE PORTFOLIO INDEX, ANY RISK PREMIUM INDEX (THE RISK PREMIUM INDICES, TOGETHER WITH THE PORTFOLIO INDEX, THE “ DB INDICES ”) NOR ANY FINANCIAL PRODUCT IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC . , ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “ MSCI PARTIES ”) . THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI . MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY DEUTSCHE BANK AG . NEITHER ANY DB INDEX NOR ANY FINANCIAL PRODUCT HAS BEEN PASSED ON BY ANY OF THE MSCI PARTIES AS TO ITS LEGALITY OR SUITABILITY WITH RESPECT TO ANY PERSON OR ENTITY AND NONE OF THE MSCI PARTIES MAKES ANY WARRANTIES OR BEARS ANY LIABILITY WITH RESPECT TO THE DB INDICES OR ANY FINANCIAL PRODUCT . WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE INDEX SPONSOR, THE RISK PREMIUM INDEX SPONSORS OR THE ISSUER OR OWNERS OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL PRODUCTS GENERALLY OR IN ANY FINANCIAL PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE . MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THE DB INDICES OR ANY FINANCIAL PRODUCT OR ANY ISSUER OR OWNER OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY . NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE DB INDICES OR ISSUERS OR OWNERS OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES . NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF ANY FINANCIAL PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH ANY FINANCIAL PRODUCT IS REDEEMABLE OR IN THE CALCULATION OF THE DB INDICES . NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF ANY FINANCIAL PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THE DB INDICES OR ANY FINANCIAL PRODUCT . ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN OR THE RESULTS TO BE OBTAINED BY THE INDEX SPONSOR, THE RISK PREMIUM INDEX SPONSORS OR THE ISSUER OF ANY FINANCIAL PRODUCT, OWNERS OF ANY FINANCIAL PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN AND NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN . FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, WITHOUT LIMITATION AND FOR PURPOSES OF EXAMPLE ONLY, ALL WARRANTIES OF TITLE, SEQUENCE, AVAILABILITY, ORIGINALITY, ACCURACY, COMPLETENESS, TIMELINESS, NON - INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL IMPLIED WARRANTIES ARISING FROM TRADE USAGE, COURSE OF DEALING AND COURSE OF PERFORMANCE) WITH RESPECT TO EACH MSCI INDEX AND ALL DATA INCLUDED THEREIN . WITHOUT LIMITING THE GENERALITY OF ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY DAMAGES, WHETHER DIRECT, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, CONSEQUENTIAL (INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF PROFITS OR REVENUES OR OTHER ECONOMIC LOSS), AND WHETHER IN TORT (INCLUDING, WITHOUT LIMITATION, STRICT LIABILITY AND NEGLIGENCE) CONTRACT OR OTHERWISE, EVEN IF IT MIGHT HAVE ANTICIPATED, OR WAS ADVISED OF, THE POSSIBILITY OF SUCH DAMAGES . No purchaser, seller or holder of any financial product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote any security without first contacting MSCI to determine whether MSCI's permission is required . Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI . Page 45